EXHIBIT 99.1

FOR IMMEDIATE RELEASE: 9 December 2015

TAUTACHROME Inc. enters Equity Purchase Agreement with Blackbridge Capital

TUSCON, Arizona, December 9, 2015 Tautachrome, Inc. (OTC-PINK: TTCM) today announced that on December 1, 2015, Tautachrome executed a term sheet with Blackbridge Capital, LLC, reflecting the intentions of the parties as to the principal terms of a commitment by Blackbridge to purchase up to $50,000,000 of the Registrant's common stock during a period of 36 months from the date upon which definitive documentation establishing the Facility is executed.

The Facility will be subject to Tautachrome registering the issuance of the Shares under the Securities Act of 1933, as amended, through an effective registration statement on Form S-1 or on such other form as may be available to Tautachrome. The Facility has no commitment fee and is also subject to the execution of definitive documentation establishing the Facility and its review by legal counsel to the parties.

Pictured: Dr Jon N Leonard and Mr Alexander Dillon

About Tautachrome, Inc.

Tautachrome, Inc. (OTC-PINK: TTCM) is an emerging growth company in the rapidly evolving digital imagery technology sector. Tautachrome is an Internet technology development company with operations in America and Australia. Tautachrome has a number of revolutionary patents pending, including Talk-to-the-Picture social networking and trustable imagery-based interaction.

Safe Harbor Statement Statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Risk factors that could cause actual results to differ materially from those projected in forward-looking statements include, but are not limited to, general business conditions, managing growth, and political and other business risks. All forward-looking statements are expressly qualified in their entirety by this paragraph and the risks and other factors detailed in Tautachrome's reports filed with the Securities and Exchange Commission. Tautachrome undertakes no duty to update these forward-looking statements.

Contact;Tautachrome, Inc.		Contact; Polybia Studios Pty Ltd
Tel;	+1 520 318 5578	Tel;	+61 7 5554 5883
Cell;	+1 520 288 1908	Cell;	0439 800 915
Email;	jon@tautochrone.com	Email;	anugent@polybiastudios.com
Web;	www.tautachrome.com	Web;	www.polybiastudios.com